EXHIBIT 23.2

                         EPSTEIN WEBER & CONOVER, PLC,
                          CERTIFIED PUBLIC ACCOUNTANTS

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the American Soil Technologies, Inc. 2005 Stock Option/Stock Issuance Plan of our report dated February 18, 2005 with respect to our audit of the financial statements of American Soil Technologies, Inc. included in its Annual Report on Form 10-KSB as of December 31, 2004 and for the year then ended, filed with the Securities and Exchange Commission.


/s/ EPSTEIN, WEBER & CONOVER, P.L.C.
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Scottsdale, Arizona
June 30, 2005